10f-3 REPORT

                        TRAVELERS SEREIS TRUST
                        QUALITY BOND PORTFOLIO

                 July 1, 2002 through December 31, 2002

                     Trade                                    % of
Issuer               Date    Selling Dealer    Amount   Price Issue(1)

Duke Energy Corp.   10/3/02  UBS Warburg    $260,000  $ 99.42  0.12%A
    4.250% due 9/1/08

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $150,000 by other affiliated mutual funds.







                             10f-3 REPORT

                        TRAVELERS SERIES TRUST
                       SOCIAL AWARENESS STOCK PORTFOLIO

                 January 1, 2002 through December 31, 2002

                   Trade                                        % of
Issuer             Date    Selling Dealer    Amount     Price   Issue(1)

WellChoice Inc.  11/7/02   CS First Boston   $39,000  $25.00   0.30%A
                           Corp.


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $1,211,000 by other affiliated mutual funds.


                          10f-3 REPORT

                        TRAVELERS SERIES TRUST
                       FEDERATED HIGH YIELD PORTFOLIO

                September 1, 2002 through December 31, 2002

                   Trade                                        % of
Issuer             Date    Selling Dealer    Amount     Price   Issue(1)

Jefferson Smurfit 9/10/02   Morgan Stanley  $125,000  $100.00   0.04%A
Corp., 8.250% due 10/1/12


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the offering.

A - Includes purchases of $175,000 by other affiliated mutual funds.